                                                                    EXHIBIT 7.02


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                            COX COMMUNICATIONS, INC.

                            (a Delaware corporation)



                             REGISTRATION AGREEMENT
                             ----------------------



                              Dated:  May 22, 1996


 ______________________________________________________________________________
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                               TABLE OF CONTENTS

SECTION 1.  Representations and Warranties....................................................    3
            ------------------------------
     Representations and Warranties by the Company............................................    3
            Compliance with Registration Requirements.........................................    3
            Incorporated Documents............................................................    4
            Independent Accountants...........................................................    4
            Financial Statements..............................................................    4
            No Material Adverse Change in Business............................................    5
            Good Standing of the Company......................................................    5
            Good Standing of Subsidiaries.....................................................    5
            Capitalization....................................................................    6
            Description of Common Stock.......................................................    6
            Authorization of Agreement........................................................    6
            Absence of Defaults and Conflicts.................................................    6
            Absence of Labor Dispute..........................................................    6
            Absence of Proceedings............................................................    7
            Accuracy of Exhibits..............................................................    7
            Possession of Intellectual Property...............................................    7
            Absence of Further Requirements...................................................    7
            Possession of Licenses and Permits................................................    7
            Title to Property.................................................................    8
            Compliance with Cuba Act..........................................................    8
            Investment Company Act............................................................    8
            Environmental Laws................................................................    8
     Officer's Certificates...................................................................    9

SECTION 2.  Covenants of the Company..........................................................    9
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     Compliance with Securities Regulations and Commission Requests...........................    9
     Filing of Amendments.....................................................................    9
     Delivery of Cox Registration Statements..................................................   10
     Delivery of Cox Prospectuses.............................................................   10
     Continued Compliance with Securities Laws................................................   10
     Blue Sky Qualifications..................................................................   10
     Rule 158.................................................................................   11
     Restriction on Sale of Securities........................................................   11
     Reporting Requirements...................................................................   11

SECTION 3.  Payment of Expenses...............................................................   11
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     Expenses.................................................................................   11

SECTION 4.  Indemnification...................................................................   12
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     Indemnification of Underwriter and ML&Co.................................................   12
     Indemnification of Company, Directors, Officers..........................................   13
     Actions against Parties; Notification....................................................   13



      Settlement without Consent if Failure to Reimburse.....................................    14

SECTION 5.     Contribution..................................................................    14
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SECTION 6.     Representations, Warranties and Agreements to Survive Delivery................    15
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SECTION 7.     Termination...................................................................    15
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SECTION 8.     Notices.......................................................................    15
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SECTION 9.     Parties.......................................................................    16
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SECTION 10.    GOVERNING LAW.................................................................    16
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SECTION 11.    Effect of Headings............................................................    16
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                            COX COMMUNICATIONS, INC.

                            (a Delaware corporation)



                             REGISTRATION AGREEMENT
                             ----------------------

                                                                    May 22, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH & CO., INC.
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

     Cox Communications, Inc., a Delaware corporation (the "Company"), and Cox Enterprises, Inc., a Delaware corporation ("CEI"), confirm their respective agreements with Merrill Lynch & Co., Inc., a Delaware corporation ("ML&Co."), and with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), in connection with the proposed issue and sale by ML&Co. to the Underwriter, pursuant to an underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among ML&Co., CEI and the Underwriter, of an aggregate of 8,500,000 of ML&Co.'s Structured Yield Product Exchangeable for Stock/SM/, 6% STRYPES/SM/ due June 1, 1999 (each, a "STRYPES"), payable at maturity or upon redemption by delivery of shares of Class A Common Stock, par value $1.00 per share (the "Cox Common Stock"), of the Company, and, at the option of the Underwriter, all or any part of 1,275,000 additional STRYPES to cover over-allotments, if any. The aforesaid 8,500,000 STRYPES (the "Initial Securities") to be purchased by the Underwriter and all or any part of the 1,275,000 STRYPES subject to the option described in Section 2(b) of the Underwriting Agreement (the "Option Securities") are hereinafter called, collectively, the "Securities." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

     The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement and the Underwriting Agreement have been executed and delivered. The Company acknowledges that the execution and delivery of this Agreement is a condition to the execution and delivery of the Underwriting Agreement by the Underwriter and ML&Co. and that, in consideration of the execution and delivery of the Underwriting Agreement by the Underwriter and ML&Co., the Company is willing to make the representations, warranties and covenants herein contained.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-03351) covering the registration of (i) the shares of Cox Common Stock deliverable at maturity or upon redemption of the Securities and (ii) 4,225,000 shares of Cox Common Stock (the "Pledged Shares") that may be pledged to and sold by or on behalf of the ML&Co. Subsidiary (as defined below) under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Each prospectus used before such registration statement became effective is herein called a "Cox preliminary prospectus." Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the "Cox Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "Cox Rule 462(b) Registration Statement," and after such filing the term "Cox Registration Statement" shall include the Cox Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "Cox Securities Prospectus." The prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form furnished from time to time to the ML&Co. Subsidiary for use in connection with the sale of the Pledged Shares is herein called the "Pledged Share Prospectus" and, together with the Cox Securities Prospectus, the "Cox Prospectus." For purposes of this Agreement, all references to the Cox Registration Statement, any Cox preliminary prospectus, the Cox Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Cox Registration Statement, any Cox preliminary prospectus or the Cox Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Cox Registration Statement, any Cox preliminary prospectus or the Cox Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Cox Registration Statement, any Cox preliminary prospectus or the Cox Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Cox Registration Statement, such Cox preliminary prospectus or the Cox Prospectus, as the case may be.

     Prior to the closing under the Underwriting Agreement, ML&Co., Merrill Lynch Capital Services, Inc., a wholly-owned subsidiary of ML&Co. (the "ML&Co. Subsidiary"), and CEI will enter into a contract (the "STRYPES Agreement"), pursuant to which CEI will be obligated to deliver to the ML&Co. Subsidiary, immediately prior to the maturity date or date of redemption of the Securities, a number of shares of Cox Common Stock equal to the number required by ML&Co. to pay and discharge or redeem all of the Securities, subject to CEI's option, exercisable in its sole discretion, to satisfy its obligation under the STRYPES Agreement by delivering immediately prior to the maturity date a specified amount of cash in lieu of such shares.


     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriter and to ML&Co. as of the date hereof, as of the Closing Time referred to in Section 2(c) of the Underwriting Agreement, and as of each Date of Delivery (if any) referred to in Section 2(b) of the Underwriting Agreement, and agrees with each of the Underwriter and ML&Co. as follows:

            (i)  Compliance with Registration Requirements.  The Company meets
                 -----------------------------------------
     the requirements for the use of Form S-3 under the 1933 Act. Each of the Cox Registration Statement and any Cox Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Cox Registration Statement or any Cox Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Cox Registration Statement, any Cox Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and at the Date of Delivery if any Option Securities are purchased and at the date of delivery of the Pledged Share Prospectus to the ML&Co. Subsidiary if any Pledged Shares are
     sold), the Cox Registration Statement, the Cox Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Cox Prospectus nor any amendments or supplements thereto, at the time the Cox Prospectus or any such amendment or supplement was issued and at the Closing Time (and at the Date of Delivery if any Option Securities are purchased and at the date of delivery of the Pledged Share Prospectus to the ML&Co. Subsidiary if any Pledged Shares are sold), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Cox Registration Statement or Cox Prospectus made in reliance upon and in conformity with (x) information furnished to the Company in writing by the Underwriter expressly for use in the Cox Registration

     Statement or Cox Prospectus and (y) information furnished to the Company in writing by ML&Co. expressly for use in the Cox Registration Statement or Cox Prospectus.

            Each Cox preliminary prospectus and the Cox Prospectus filed as part of the Cox Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each Cox preliminary prospectus and the Cox Prospectus delivered to the Underwriter for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii)  Incorporated Documents.  The documents incorporated or deemed
                  ----------------------
     to be incorporated by reference in the Cox Registration Statement and the Cox Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Cox Prospectus, at the time the Cox Registration Statement became effective, at the time the Cox Prospectus was issued and at the Closing Time (and at the Date of Delivery if any Option Securities are purchased and at the date of delivery of the Pledged Share Prospectus to the ML&Co. Subsidiary if any Pledged Shares are sold), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii)  Independent Accountants.  The accountants who certified the
                   -----------------------
     financial statements and supporting schedules of the Company and its subsidiaries, and of Times Mirror Cable Television, Inc. and its subsidiaries ("Times Mirror"), included in the Cox Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iv)  Financial Statements.  The financial statements of the Company
                  --------------------
     included in the Cox Registration Statement and the Cox Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statements of Times Mirror included in the Cox Registration Statement and the Cox Prospectus, together with the related notes, present fairly the financial position of Times Mirror and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of Times Mirror and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Cox

     Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Cox Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company and its subsidiaries included in the Cox Registration Statement. The selected pro forma financial data included in the Cox Prospectus present fairly the information shown therein and have been compiled from pro forma financial statements prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements.

            (v)  No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Cox Registration Statement and the Cox Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi)  Good Standing of the Company.  The Company has been duly
                  ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Cox Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vii)  Good Standing of Subsidiaries.  Each "significant subsidiary"
                   -----------------------------
     of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Cox Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Cox Registration Statement, all of the capital stock of each such Subsidiary owned by the Company, directly or through subsidiaries, has been duly authorized and validly issued, is fully paid and non-assessable and is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The only subsidiaries of the

     Company are (A) the subsidiaries listed on Exhibit 21 to the Annual Report on Form 10-K of the Company filed with the Commission under Section 13 of the 1934 Act and (B) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (viii)  Capitalization.  The shares of outstanding capital stock of
                    --------------
     the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (ix)  Description of Common Stock.  The Cox Common Stock conforms to
                  ---------------------------
     all statements relating thereto contained in the Cox Prospectus and such description conforms to the rights set forth in the instruments defining the same.

            (x)  Authorization of Agreement.  This Agreement has been duly
                 --------------------------
     authorized, executed and delivered by the Company.

            (xi)  Absence of Defaults and Conflicts.  Neither the Company nor
                  ---------------------------------
     any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (xii)  Absence of Labor Dispute.  No labor dispute with the
                   ------------------------
     employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, that, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

            (xiii)  Absence of Proceedings.  There is no action, suit,
                    ----------------------
     proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Cox Registration Statement (other than as disclosed therein), or which, individually or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, individually or in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets thereof or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Cox Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiv)  Accuracy of Exhibits.  There are no contracts or documents
                   --------------------
     which are required to be described in the Cox Registration Statement, the Cox Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

            (xv)  Possession of Intellectual Property.  Except as disclosed in
                  -----------------------------------
     the Cox Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, other than those the absence of which would not have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xvi)  Absence of Further Requirements.  No filing with, or
                   -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, except such as has been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (xvii)  Possession of Licenses and Permits.  The Company and its
                    ----------------------------------
     subsidiaries own or possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them other than those the absence of which would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xviii)  Title to Property.  The Company and its subsidiaries have
                     -----------------
     good and marketable title to all material real properties owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Cox Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Cox Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xix)  Compliance with Cuba Act.  The Company has complied with, and
                   ------------------------
     is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

            (xx)  Investment Company Act.  The Company is not an "investment
                  ----------------------
     company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            (xxi)  Environmental Laws.  Except as described in the Cox
                   ------------------
     Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter or to ML&Co. or counsel for ML&Co. in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriter and to ML&Co., as the case may be, as to the matters covered thereby.

     SECTION 2.  Covenants of the Company.  The Company covenants with the
                 ------------------------
Underwriter and with ML&Co. as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 2(b), will notify the Underwriter and ML&Co. immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Cox Registration Statement shall become effective, or any supplement to the Cox Prospectus or any amended Cox Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Cox Registration Statement or any amendment or supplement to the Cox Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Cox Registration Statement or of any order preventing or suspending the use of any Cox preliminary prospectus, or of the suspension of the qualification of the shares of Cox Common Stock deliverable at maturity or upon redemption of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Underwriter and ML&Co. notice of its intention to file or prepare any amendment to the Cox Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Cox Registration Statement at the time it became effective or to the Cox Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter and ML&Co. with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter or ML&Co. or counsel for ML&Co. shall reasonably object.

     (c) Delivery of Cox Registration Statements. The Company has furnished or will deliver to the Underwriter, counsel for the Underwriter, ML&Co. and counsel for ML&Co., without charge, signed copies of the Cox Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. If applicable, the copies of the Cox Registration Statement and each amendment thereto furnished to the Underwriter and ML&Co. will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Cox Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each Cox preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Cox Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Cox Prospectus (as amended or supplemented) as the Underwriter may reasonably request. If applicable, the Cox Prospectus and any amendments or supplements thereto furnished to the Underwriter and ML&Co. will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Underwriting Agreement and to permit the sale of the Pledged Shares. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities or the Pledged Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter, counsel for ML&Co. or counsel for the Company, to amend the Cox Registration Statement or amend or supplement the Cox Prospectus in order that the Cox Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, at any such time to amend the Cox Registration Statement or amend or supplement the Cox Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 2(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Cox Registration Statement or the Cox Prospectus comply with such requirements, and the Company will furnish to the Underwriter and ML&Co. such number of copies of such amendment or supplement as the Underwriter and ML&Co. may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the shares of Cox Common Stock deliverable at maturity or upon redemption of the Securities and the Pledged Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and to maintain such qualifications in effect through the maturity date of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the shares of Cox Common Stock deliverable at maturity or upon redemption of the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect through the maturity date of the Securities.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Restriction on Sale of Securities. During a period of 120 days from the date of this Agreement, the Company will not, without the prior written consent of the Underwriter, (x) offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Cox Common Stock, securities convertible into, exchangeable for or repayable with shares of Cox Common Stock, or rights or warrants to acquire shares of Cox Common Stock or (y) file any registration statement under the 1933 Act with respect to any shares of Cox Common Stock, securities convertible into, exchangeable for or repayable with shares of Cox Common Stock, or rights or warrants to acquire shares of Cox Common Stock. The foregoing sentence shall not apply to (A) restricted shares or options to purchase shares of Cox Common Stock granted pursuant to employee benefit or director plans of the Company existing at the date of this Agreement; or (B) shares of Cox Common Stock issued upon exercise of options outstanding at the date of this Agreement; or (C) any transfer of shares of Cox Common Stock to an affiliate (as such term is defined in Rule 405 promulgated under the 1933
Act) or affiliates of the Company, provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Cox Common Stock subject to the foregoing restrictions and that there shall be no further transfer of such securities except in accordance therewith.

     (i) Reporting Requirements. The Company, during the period when the Cox Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     SECTION 3.  Payment of Expenses.  (a)  Expenses.  CEI will pay all expenses
                 -------------------
incident to the performance of the Company's obligations under this Agreement, including (i) the preparation, printing and filing of the Cox Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter and ML&Co. of this Agreement, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the shares of Cox Common Stock deliverable at maturity or upon redemption of the Securities under securities laws in accordance with the provisions of Section 2(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for ML&Co. in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriter of copies of each Cox Preliminary Prospectus and of the Cox Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto and
(vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the offering and sale of the shares of Cox Common Stock deliverable at maturity or upon redemption of the Securities. The Company shall have no obligation whatsoever to pay the expenses described in this Section 3(a).

     SECTION 4.  Indemnification.
                 ---------------

     (a) Indemnification of Underwriter and ML&Co. The Company agrees to indemnify and hold harmless (1) the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act and (2) ML&Co. and each person, if any, who controls ML&Co. within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Cox Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Cox preliminary prospectus or the Cox Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter or ML&Co., as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to (A) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Cox Registration Statement (or any amendment thereto), or any Cox preliminary prospectus or the Cox Prospectus (or any amendment or supplement thereto) or (B) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by ML&Co. expressly for use in the Cox Registration Statement (or any amendment thereto), or any Cox preliminary prospectus or the Cox Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors, Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Cox Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Cox Registration Statement (or any amendment thereto), or any Cox preliminary prospectus or the Cox Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Cox Registration Statement (or any amendment thereto) or such Cox preliminary prospectus or the Cox Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 or Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 5.  Contribution.  If the indemnification provided for in Section 4
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company on the one hand and the Underwriter and ML&Co. on the other hand shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter and ML&Co. on the other hand from the offering of the Securities pursuant to the Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter and ML&Co. on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the offering of the Securities pursuant to the Underwriting Agreement shall be deemed to be such that the Underwriter and ML&Co. shall be responsible for that portion of the aggregate amount of such losses, liabilities, claims, damages and expenses represented by the percentage that the total underwriting discount received by the Underwriter, as set forth on the cover of the ML&Co. Prospectus, or, if Rule 434 is used, the corresponding location on the ML&Co. Term Sheet, bears to the aggregate initial public offering price of the Securities as set forth on such cover and the Company shall be responsible for the balance.

     The relative fault of the Company on the one hand and the Underwriter and ML&Co. on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or CEI on the one hand or by the Underwriter or ML&Co. on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Notwithstanding the provisions of this Section 5, the Underwriter and ML&Co. shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter and ML&Co. have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     The Company, the Underwriter and ML&Co. agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 5, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter; each person, if any, who controls ML&Co. within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as ML&Co.; and each director of the Company, each officer of the Company who signed the Cox Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 6.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant to the Underwriting Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of ML&Co. or controlling person thereof or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter pursuant to the Underwriting Agreement and any sale of the Pledged Shares.

     SECTION 7.  Termination.  In the event that the Underwriter terminates the
                 -----------
Underwriting Agreement as provided in Section 9 thereof, this Agreement shall simultaneously terminate, except that the provisions of Section 3, the indemnity agreements set forth in Section

4, the contribution provisions set forth in Section 5, and the provisions of
Section 6 shall remain in effect.

     SECTION 8.  Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at North Tower, World Financial Center, New York, New York 10281-1328, attention of Douglas W. Squires, Managing Director; notices to ML&Co. shall be directed to it at 100 Church St., 12th Floor, New York, New York 10007, attention of the Secretary, with a copy to the Treasurer at World Financial Center, South Tower, New York, New York 10080-6105; notices to the Company or CEI shall be directed to it at 1400 Lake Hearn Drive, Atlanta, Georgia 30319, attention of Andrew A. Merdek.

     SECTION 9.  Parties.  This Agreement shall inure to the benefit of and be
                 -------
binding upon each of the Underwriter, ML&Co., the Company and CEI and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, ML&Co., the Company and CEI and their respective successors and the controlling persons and officers and directors referred to in Sections 4 and 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, ML&Co., the Company and CEI and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 10. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 11. Effect of Headings.  The Article and Section headings herein
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and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, ML&Co., CEI and the Company in accordance with its terms.

                                    Very truly yours,

                                    COX COMMUNICATIONS, INC.



                                    By__________________________________________
                                      Name:
                                      Title:


                                    COX ENTERPRISES, INC.



                                    By__________________________________________
                                      Name:
                                      Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By _____________________________________
           Authorized Signatory



MERRILL LYNCH & CO., INC.


By _____________________________________
  Name:
  Title: